UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 26, 2008

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On August 26, 2008, John A. Allison IV notified the Board of Directors of BB&T Corporation of his decision to retire as BB&T’s Chief Executive Officer, effective December 31, 2008. Mr. Allison will continue as Chairman of the Board until December 31, 2009.

            Also on August 26, 2008, the Board voted unanimously that current Chief Operating Officer, Kelly S. King, would succeed Mr. Allison as BB&T’s Chief Executive Officer and President, effective January 1, 2009. In accordance with BB&T’s Bylaws, the Board also appointed Mr. King to the Board of Directors, filling a vacancy on the Board. Mr. King’s term as a director commenced on August 26, 2008 and will expire at the 2009 Annual Meeting of Shareholders. It is expected that Mr. King will be named to the Executive & Risk Management Committee of the Board of Directors at a future Board meeting. BB&T has determined that there are no related person transactions with Mr. King, as contemplated by Item 404(a) of Regulation S-K.

            Mr. King, age 59, joined BB&T in 1972 and has been a member of BB&T’s executive management team since 1983 and has had a variety of different titles during that time. Most recently, Mr. King has served as BB&T’s Chief Operating Officer since June 2004.

            BB&T will name a successor to Mr. King as Chief Operating Officer at a later date.

            A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01   Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Copy of Press Release announcing retirement of Mr. John A. Allison IV, Chief Executive Officer.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Executive Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       August 28, 2008